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                                   EXHIBIT 11


               STATEMENT OF THE COMPUTATION OF PER SHARE EARNINGS
                      IN ACCORDANCE WITH INSTRUCTION 4(g)





                                            THREE MONTHS ENDED                  SIX MONTHS ENDED
                                      -----------------------------       ----------------------------
                                         10/01/95         9/25/94           10/01/95         9/25/94
                                      -------------     -----------       ------------     -----------

Primary earnings per share:

    Weighted average number
     of common shares outstanding         5,094,843       5,120,710          5,088,590       5,151,699


    Dilutive effect of stock
     option plan                          -     (a)       -     (a)          -     (a)       -     (a)
                                      -------------     -----------       ------------     -----------

                                          5,094,843       5,120,710          5,088,590       5,151,699
                                      =============     ===========       ============     ===========


    Net income                        $   1,194,000     $   197,000       $  2,755,000     $ 1,269,000
                                      =============     ===========       ============     ===========


    Primary earnings per share        $        0.23     $      0.04       $       0.54     $      0.25
                                      =============     ===========       ============     ===========

(a) The inclusion of stock options in the calculation of primary earnings per share was either anti-dilutive or not material as per APB 15.

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